Exhibit 99

INVESTOR CONTACT:	MEDIA CONTACT:
Tom Paulson	Kathryn Lovik
Senior Vice President and Chief Financial Officer	Global Communications Director
tom.paulson@tennantco.com	kathryn.lovik@tennantco.com
763-540-1204	763-540-1212

Tennant Company Reports 2018 Second Quarter Results

Net sales of $292.2 million in the second quarter, up 7.9 percent

Organic sales rose 5.2 percent, reflecting growth across all geographic regions

Second quarter GAAP diluted earnings per share of $0.69;
Adjusted EPS excluding special items of $0.82

Adjusted EBITDA of $35.7 million, or 12.2 percent of sales, up 120 basis points

Cash flow from operations of $20.4 million

Company increases 2018 full year guidance ranges for net sales, adjusted net earnings and adjusted EBITDA
MINNEAPOLIS, July 25, 2018—Tennant Company (“Tennant”) (NYSE: TNC), a world leader in designing, manufacturing and marketing of solutions that help create a cleaner, safer, healthier world, today reported net sales of $292.2 million and net earnings of $12.7 million, or $0.69 per share, and adjusted net earnings of $15.1 million, or $0.82 per share, for the quarter ended June 30, 2018. The 2018 second quarter reported results reflected $3.1 million in pre-tax expenses, or $0.13 per share, related to non-operational special items, primarily IPC acquisition integration costs. Additionally, the 2018 second quarter results included pre-tax expense of $5.5 million, or $0.23 per share, from amortization of the intangible assets related to the IPC acquisition and discrete tax benefits of approximately $3.0 million, or $0.16 per share. Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) in the 2018 second quarter climbed to $35.7 million, or 12.2 percent of sales, from $29.8 million, or 11.0 percent of sales, in the year-ago quarter. (See the Supplemental Non-GAAP Financial Table).

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Page 2 – Tennant Company Reports 2018 Second Quarter Results

“Our strategy is to take full advantage of Tennant’s broader geographic footprint and product platform to support two main objectives: driving sustainable growth and operational effectiveness,” said Chris Killingstad, Tennant Company's president and chief executive officer. “During the second quarter, we again made broad progress across these strategies. We posted organic revenue growth in every geographic region for the third consecutive quarter. We had revenue growth across all of our channels, with particular strength in our strategic accounts. We continued improving our field-service utilization and manufacturing productivity. We also made efficient use of our expense structure and substantially improved our cash flow. We are pleased with our progress to date and are confident in the underlying performance of the business.”
Second Quarter Operating Review
The company's 2018 second quarter consolidated net sales of $292.2 million grew approximately 7.9 percent over the same period last year. This includes a 2.7 percent benefit from foreign currency and an organic growth of 5.2 percent. Organic growth was driven by improvement in all regions, with notable performance in the Americas and EMEA regions.
Sales in the Americas region improved 5.7 percent, or 6.0 percent organically, reflecting the strength in all channels, especially strategic accounts and North American service, parts and consumables business. Sales in the Americas region also reflects 16.9 percent organic growth in the Latin American region led by industrial equipment sales in South America and broad-based strength in Brazil. Sales in the Europe, Middle East and Africa (EMEA) region were up 13.0 percent, or 3.6 percent organically, reflecting strong growth across the entire region. Sales in the Asia Pacific (APAC) region rose 7.2 percent, or 5.1 percent organically.
Gross margin in the 2018 second quarter was 40.7 percent, compared to 38.6 percent in the same period last year. The prior year gross margin rate included a $6.2 million, or 230-basis-point, acquisition-related charge. Excluding the charge, the prior year gross margin rate was 40.9 percent. The 20-basis-point decline reflects robust strategic account sales impacting the company’s mix and manufacturing productivity issues associated with raw material and labor shortages. These factors were partially offset by improved operational performance in both manufacturing and service that are the result of Tennant’s operational effectiveness strategies. The company remains intently focused on gross margin expansion. (See the Supplemental Non-GAAP Financial Table.)
Research and development (R&D) expense for the 2018 second quarter totaled $7.9 million, or 2.7 percent of sales, versus $7.9 million, or 2.9 percent of sales, a year ago. The R&D expense ratio for the second quarter compared to last year reflects the impact of 2018 higher revenue and the timing of anticipated project spend in 2018. Tennant remains committed to investing in a robust pipeline of new products and technologies.

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Selling and administrative (S&A) expense in the 2018 second quarter was $91.9 million, or 31.4 percent of sales, compared to $87.3 million, or 32.2 percent of sales, a year ago. The second quarters of 2018 and 2017 included non-operational costs of $3.1 million and $4.9 million, respectively. Excluding these items, S&A expense as a percent of sales was flat at 30.4 percent. (See the Supplemental Non-GAAP Financial Table.) In addition, the second quarter of 2018 included a non-cash amortization expense related to the IPC acquisition of $5.5 million, or 1.9 percent of sales, compared to $3.1 million, or 1.1 percent of sales, in last year’s second quarter. Tennant continues to leverage disciplined spending control with investments in key growth initiatives.
During the 2018 second quarter, Tennant realized two discrete tax benefits, totaling approximately $3.0 million, or $0.16 per share, resulting from a favorable ruling from Italian tax authorities related to the deductibility of interest expense in Italy and higher levels of soon-to-expire stock options that were exercised in the quarter. These items positively impacted the adjusted tax rate by approximately 18 percentage points.
Tennant’s 2018 second quarter net earnings were $12.7 million, compared to a net loss of $2.6 million in the 2017 second quarter. Excluding the non-operational items, the 2018 second quarter net earnings were $15.1 million, up 42 percent compared to $10.6 million in the 2017 second quarter. (See the Supplemental Non-GAAP Financial Table.)
During the 2018 second quarter, Tennant generated cash flow from operations of $20.4 million, compared to net cash flow from operations of $8.6 million in the 2017 second quarter. The company also repaid $14.0 million in outstanding debt and paid $3.8 million in cash dividends to shareholders during the second quarter.
2018 Business Outlook
Killingstad concluded, “We remain confident in our key global strategies: maintaining our robust new product and technology leadership; successfully completing the integration of IPC; expanding and diversifying our global market coverage; improving operating effectiveness; and strengthening our financial position. We have more progress to make; however, these strategies have created significant momentum for Tennant Company to date and they remain essential to generating value for our shareholders. While we anticipate headwinds in the back half of 2018 from tariff impacts and raw material and labor availability constraints, we are pleased with the platform we are building, which gives us the confidence to increase our previously announced 2018 full year guidance ranges for net sales, EPS, adjusted EPS and adjusted EBITDA.”
Tennant is increasing the low and high end of the previously announced 2018 full year guidance range for net sales by $20 million and $10 million, respectively. The company anticipates net sales to be in the range of $1.10 billion to $1.12 billion, up 9.7 percent to 11.7 percent compared to the prior year and reflecting organic growth of 4.0 percent to 4.5 percent. Based on the anticipated higher level of sales, Tennant is increasing the low and high end of adjusted earnings per share to a range of $1.95 to $2.10. This excludes $4.0 million to $5.0 million of special items, including IPC acquisition and integration costs. The company also is increasing the 2018 full year reported GAAP earnings to a range of $1.75 to $1.90 per share and adjusted EBITDA to a range of $117 million to $121 million.

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Page 4 – Tennant Company Reports 2018 Second Quarter Results

Tennant's 2018 annual financial outlook includes the following additional assumptions:

•	Reasonable growth in all regions, especially strategic accounts in North America;

•	Gross margin performance of approximately 41.0 percent;

•	R&D expense of approximately 3.0 percent of sales;

•	Capital expenditures in the range of $25 million to $30 million; and

•	An effective tax rate of approximately 20 percent.
Conference Call
Tennant will host a conference call to discuss 2018 second quarter results today, July 25, 2018 at 10 a.m. Central Time (11 a.m. Eastern Time). The conference call and accompanying slides will be available via webcast on Tennant's investor website. To listen to the call live and view the slide presentation, go to investors.tennantco.com and click on the link at the bottom of the home page. A taped replay of the conference call, with slides, will be available at investors.tennantco.com until August 25, 2018.

Company Profile
Founded in 1870, Tennant Company (TNC), headquartered in Minneapolis, Minnesota, is a world leader in designing, manufacturing and marketing solutions that empower customers to achieve quality cleaning performance, reduce their environmental impact and help create a cleaner, safer, healthier world. Its products include equipment for maintaining surfaces in industrial, commercial and outdoor environments; detergent-free and other sustainable cleaning technologies; cleaning tools and supplies; and coatings for protecting, repairing and upgrading surfaces. Tennant's global field service network is the most extensive in the industry. Tennant Company had sales of $1.0 billion in 2017 and has approximately 4,300 employees. Tennant has manufacturing operations throughout the world; and sells products directly in 15 countries and through distributors in more than 100 countries. For more information, visit www.tennantco.com and www.ipcworldwide.com. The Tennant Company logo and other trademarks designated with the symbol “®” are trademarks of Tennant Company registered in the United States and/or other countries.

Forward-Looking Statements
Certain statements contained in this document, as well as other written and oral statements made by us from time to time, are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements do not relate to strictly historical or current facts and provide current expectations or forecasts of future events. Any such expectations or forecasts of future events are subject to a variety of factors. These include factors that affect all businesses operating in a global market as well as matters specific to us and the markets we serve. Particular risks and uncertainties presently facing us include: our ability to effectively manage organizational changes; our ability to attract, retain and develop key personnel and create effective succession planning strategies; the competition in our business; fluctuations in the cost, quality or availability of raw materials and purchased components; our ability to successfully upgrade and evolve our information technology systems; our ability to develop and commercialize new innovative products and services; our ability to integrate acquisitions, including IPC; our ability to generate sufficient cash to satisfy our debt obligations; geopolitical and economic uncertainty throughout the world; our ability to successfully protect our information technology systems from cyber security risks; the occurrence of a significant business interruption; our ability to comply with laws and regulations; the potential disruption of our business from actions of activist investors or others; the relative strength of the U.S. dollar, which affects the cost of our materials and products purchased and sold internationally; unforeseen product liability claims or product quality issues; and our internal control over financial reporting risks resulting from our acquisition of IPC.
We caution that forward-looking statements must be considered carefully and that actual results may differ in material ways due to risks and uncertainties both known and unknown. Information about factors that could materially affect our results can be found in our 2017 Form 10-K or 2017 Form 10-Qs. Shareholders, potential investors and other readers are urged to consider these factors in evaluating forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

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Page 5 – Tennant Company Reports 2018 Second Quarter Results

We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Investors are advised to consult any further disclosures by us in our filings with the Securities and Exchange Commission and in other written statements on related subjects. It is not possible to anticipate or foresee all risk factors, and investors should not consider any list of such factors to be an exhaustive or complete list of all risks or uncertainties.

Non-GAAP Financial Measures
This news release and the related conference call include presentation of non-GAAP measures that include or exclude special items. Management believes that the non-GAAP measures provide useful information to investors regarding the company’s results of operations and financial condition because they permit a more meaningful comparison and understanding of Tennant Company’s operating performance for the current, past or future periods. Management uses these non-GAAP measures to monitor and evaluate ongoing operating results and trends, and to gain an understanding of the comparative operating performance of the company.
We believe that disclosing Selling and Administrative Expense - as adjusted, Profit from Operations - as adjusted, Operating Margin - as adjusted, Profit Before Income Taxes - as adjusted, Income Tax Expense - as adjusted, Net Earnings Attributable to Tennant Company - as adjusted, and Net Earnings Attributable to Tennant Company per Share - as adjusted (collectively, the “Non-GAAP Measures”), excluding the impacts from restructuring charge, acquisition costs, certain non-operational professional services, and debt financing costs write-off, are useful to investors as a measure of operating performance. We use these as one measure to monitor and evaluate operating performance. The non-GAAP measures are financial measures that do not reflect United States Generally Accepted Accounting Principles (GAAP). We calculate Selling and Administrative Expense - as adjusted, Profit from Operations - as adjusted, Operating Margin - as adjusted, and Profit Before Income Taxes - as adjusted by adding back the pre-tax effect of the restructuring charge, acquisition costs, and certain non-operational professional services. We calculate Income Tax Expense - as adjusted by adding back the tax effect of the restructuring charge, acquisition costs, certain non-operational professional services and debt financing costs write-off. We calculate Net Earnings Attributable to Tennant Company - as adjusted by adding back the after-tax effect of the restructuring charge, acquisition costs, certain non-operational professional services, and debt financing costs write-off. We calculate Net Earnings Attributable to Tennant Company per Share - as adjusted by adding back the after-tax effect of the restructuring charge, acquisition costs, certain non-operational professional services, debt financing costs write-off and dividing the result by the diluted weighted average shares outstanding.
We believe that disclosing Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and EBITDA Margin, excluding the impact from restructuring charge, acquisition costs, certain non-operational professional services, and debt financing costs write-off (EBITDA - as adjusted) and EBITDA margin - as adjusted, is useful to investors as a measure of operating performance. We use these measures to monitor and evaluate operating performance. EBITDA - as adjusted and EBITDA Margin - as adjusted are financial measures that do not reflect GAAP. We calculate EBITDA - as adjusted by adding back the pre-tax effect of the restructuring charge, acquisition costs, certain non-operating professional services, debt financing costs write-off Interest Income, Interest Expense, Income Tax Expense, Depreciation Expense and Amortization Expense to Net Earnings (Loss) - as Reported. We calculate EBITDA Margin - as adjusted by dividing EBITDA - as adjusted by Net Sales.
Investors should consider these non-GAAP financial measures in addition to, not as a substitute for, or better than, financial measures prepared in accordance with GAAP. Reconciliations of the components of these measures to the most directly comparable GAAP financial measures are included in the Supplemental Non-GAAP Financial Table to this earnings release.

FINANCIAL TABLES FOLLOW

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TENNANT COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except shares and per share data)	Three Months Ended		Six Months Ended
	June 30		June 30
	2018	2017	2018	2017
Net Sales	$292,197	$270,791	$565,044	$461,850
Cost of Sales	173,398	166,237	335,608	277,560
Gross Profit	118,799	104,554	229,436	184,290
Gross Margin	40.7%	38.6%	40.6%	39.9%
Operating Expense:
Research and Development Expense	7,906	7,886	15,902	16,332
Selling and Administrative Expense	91,864	87,326	184,133	161,282
Total Operating Expense	99,770	95,212	200,035	177,614
Profit from Operations	19,029	9,342	29,401	6,676
Operating Margin	6.5%	3.4%	5.2%	1.4%
Other Income (Expense):
Interest Income	952	793	1,701	877
Interest Expense	(6,005)	(11,833)	(11,750)	(12,627)
Net Foreign Currency Transaction Losses	(337)	(336)	(1,086)	(1,533)
Other Expense, Net	(510)	(384)	(760)	(352)
Total Other Expense, Net	(5,900)	(11,760)	(11,895)	(13,635)
Profit (Loss) Before Income Taxes	13,129	(2,418)	17,506	(6,959)
Income Tax Expense (Benefit)	363	238	1,440	(346)
Net Earnings (Loss) Including Noncontrolling Interest	12,766	(2,656)	16,066	(6,613)
Net Earnings (Loss) Attributable to Noncontrolling Interest	22	(65)	48	(65)
Net Earnings (Loss) Attributable to Tennant Company	$12,744	$(2,591)	$16,018	$(6,548)

Net Earnings (Loss) Attributable to Tennant Company per Share:
Basic	$0.71	$(0.15)	$0.90	$(0.37)
Diluted	$0.69	$(0.15)	$0.88	$(0.37)

Weighted Average Shares Outstanding:
Basic	17,943,450	17,693,102	17,867,641	17,645,090
Diluted	18,371,538	17,693,102	18,303,960	17,645,090

Cash Dividends Declared per Common Share	$0.21	$0.21	$0.42	$0.42

GEOGRAPHICAL NET SALES(1) (Unaudited)

(In thousands)	Three Months Ended			Six Months Ended
	June 30			June 30
	2018	2017	%	2018	2017	%
Americas	$178,752	$169,146	5.7	$341,390	$311,916	9.4
Europe, Middle East and Africa	87,410	77,356	13.0	176,226	110,632	59.3
Asia Pacific	26,035	24,289	7.2	47,428	39,302	20.7
Total	$292,197	$270,791	7.9	$565,044	$461,850	22.3
(1) Net of intercompany sales.

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TENNANT COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands)	June 30,	December 31,
	2018	2017
ASSETS
Current Assets:
Cash and Cash Equivalents	$53,901	$58,398
Restricted Cash	543	653
Net Receivables	215,323	209,516
Inventories	139,406	127,694
Prepaid Expenses	27,382	19,351
Other Current Assets	8,707	7,503
Total Current Assets	445,262	423,115
Property, Plant and Equipment	381,607	382,768
Accumulated Depreciation	(212,625)	(202,750)
Property, Plant and Equipment, Net	168,982	180,018
Deferred Income Taxes	13,721	11,134
Goodwill	185,715	186,044
Intangible Assets, Net	157,674	172,347
Other Assets	14,730	21,319
Total Assets	$986,084	$993,977

LIABILITIES AND TOTAL EQUITY
Current Liabilities:
Current Portion of Long-Term Debt	$30,969	$30,883
Accounts Payable	103,602	96,082
Employee Compensation and Benefits	41,289	37,257
Income Taxes Payable	2,809	2,838
Other Current Liabilities	66,753	69,447
Total Current Liabilities	245,422	236,507
Long-Term Liabilities:
Long-Term Debt	328,699	345,956
Employee-Related Benefits	22,583	23,867
Deferred Income Taxes	50,444	53,225
Other Liabilities	36,739	35,948
Total Long-Term Liabilities	438,465	458,996
Total Liabilities	683,887	695,503
Equity:
Common Stock	6,778	6,705
Additional Paid-In Capital	22,273	15,089
Retained Earnings	306,667	297,032
Accumulated Other Comprehensive Loss	(35,391)	(22,323)
Total Tennant Company Shareholders’ Equity	300,327	296,503
Noncontrolling Interest	1,870	1,971
Total Equity	302,197	298,474
Total Liabilities and Total Equity	$986,084	$993,977

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Page 8 – Tennant Company Reports 2018 Second Quarter Results

TENNANT COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)	Six Months Ended
	June 30
	2018	2017
OPERATING ACTIVITIES
Net Earnings (Loss) Including Noncontrolling Interest	$16,066	$(6,613)
Adjustments to reconcile Net Earnings (Loss) to Net Cash Provided by (Used in) Operating Activities:
Depreciation	16,340	11,043
Amortization of Intangible Assets	11,657	3,780
Amortization of Debt Issuance Costs	1,307	466
Debt Issuance Cost Charges Related to Short-Term Financing	—	6,200
Fair Value Step-Up Adjustment to Acquired Inventory	—	6,199
Deferred Income Taxes	(7,857)	(6,032)
Share-Based Compensation Expense	4,115	3,622
Allowance for Doubtful Accounts and Returns	940	697
Other, Net	280	64
Changes in Operating Assets and Liabilities, Net of Assets Acquired:
Receivables, Net	(6,832)	(6,016)
Inventories	(17,039)	(9,854)
Accounts Payable	9,827	6,190
Employee Compensation and Benefits	4,075	(8,262)
Other Current Liabilities	(3,772)	5,252
Income Taxes	(973)	(1,617)
Other Assets and Liabilities	(2,170)	(7,614)
Net Cash Provided by (Used in) Operating Activities	25,964	(2,495)

INVESTING ACTIVITIES
Purchases of Property, Plant and Equipment	(7,726)	(9,145)
Proceeds from Disposals of Property, Plant and Equipment	102	2,428
Proceeds from Principal Payments Received on Long-Term Note Receivable	706	—
Issuance of Long-Term Note Receivable	—	(1,500)
Acquisition of Business, Net of Cash, Cash Equivalents and Restricted Cash Acquired	—	(353,535)
Purchase of Intangible Assets	(1,195)	(2,500)
Net Cash Used in Investing Activities	(8,113)	(364,252)

FINANCING ACTIVITIES
Proceeds from Short-Term Debt	—	300,000
Repayments of Short-Term Debt	—	(300,000)
Proceeds from Issuance of Long-Term Debt	—	440,000
Payments of Long-Term Debt	(18,133)	(58,471)
Payments of Debt Issuance Costs	—	(16,039)
Change in Capital Lease Obligations	59	—
Proceeds from Issuances of Common Stock	3,724	3,843
Dividends Paid	(7,553)	(7,463)
Net Cash (Used in) Provided by Financing Activities	(21,903)	361,870

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Effect of Exchange Rate Changes on Cash, Cash Equivalents and Restricted Cash	(555)	875

Net Decrease in Cash, Cash Equivalents and Restricted Cash	(4,607)	(4,002)

Cash, Cash Equivalents and Restricted Cash at Beginning of Period	59,051	58,550

Cash, Cash Equivalents and Restricted Cash at End of Period	$54,444	$54,548

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Page 10 – Tennant Company Reports 2018 Second Quarter Results

TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In thousands, except per share data)	Three Months Ended		Six Months Ended
	June 30		June 30
	2018	2017	2018	2017

Gross Profit - as reported	$118,799	$104,554	$229,436	$184,290
Gross Margin - as reported	40.7%	38.6%	40.6%	39.9%
Adjustments:
Inventory Step-Up	—	6,199	—	6,199
Gross Profit - as adjusted	$118,799	$110,753	$229,436	$190,489
Gross Margin - as adjusted	40.7%	40.9%	40.6%	41.2%

Selling and Administrative Expense - as reported	$91,864	$87,326	$184,133	$161,282
Selling and Administrative Expense as a percent of Net Sales - as reported	31.4%	32.2%	32.6%	34.9%
Adjustments:
Restructuring Charge	—	—	—	(8,018)
Acquisition and Integration Costs	(2,800)	(4,684)	(3,815)	(7,558)
Professional Services	(312)	—	(1,556)	—
Pension Settlement	—	(205)	—	(205)
Selling and Administrative Expense - as adjusted	$88,752	$82,437	$178,762	$145,501
Selling and Administrative Expense as a percent of Net Sales - as adjusted	30.4%	30.4%	31.6%	31.5%

Profit from Operations - as reported	$19,029	$9,342	$29,401	$6,676
Operating Margin - as reported	6.5%	3.4%	5.2%	1.4%
Adjustments:
Inventory Step-Up	—	6,199	—	6,199
Restructuring Charge	—	—	—	8,018
Acquisition and Integration Costs	2,800	4,684	3,815	7,558
Professional Services	312	—	1,556	—
Pension Settlement	—	205	—	205
Profit from Operations - as adjusted	$22,141	$20,430	$34,772	$28,656
Operating Margin - as adjusted	7.6%	7.5%	6.2%	6.2%

Profit (Loss) Before Income Taxes - as reported	$13,129	$(2,418)	$17,506	$(6,959)
Adjustments:
Inventory Step-Up	—	6,199	—	6,199
Restructuring Charge	—	—	—	8,018
Acquisition and Integration Costs	2,800	4,684	3,815	7,558
Professional Services	312	—	1,556	—
Pension Settlement	—	205	—	205
Financing Costs	—	6,221	—	7,378
Profit Before Income Taxes - as adjusted	$16,241	$14,891	$22,877	$22,399

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Page 11 – Tennant Company Reports 2018 Second Quarter Results

TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In thousands, except per share data)	Three Months Ended		Six Months Ended
	June 30		June 30
	2018	2017	2018	2017

Income Tax Expense (Benefit) - as reported	$363	$238	$1,440	$(346)
Adjustments:
Inventory Step-Up(1)	—	1,729	—	1,729
Restructuring Charge(1)	—	—	—	2,234
Acquisition and Integration Costs(1)(2)	663	—	917	—
Professional Services(1)	77	—	382	—
Pension Settlement(1)	—	47	—	47
Financing Costs(1)	—	2,326	—	2,759
Income Tax Expense - as adjusted	$1,103	$4,340	$2,739	$6,423

Net Earnings (Loss) Attributable to Tennant Company - as reported	$12,744	$(2,591)	$16,018	$(6,548)
Adjustments:
Inventory Step-Up	—	4,470	—	4,470
Restructuring Charge	—	—	—	5,784
Acquisition and Integration Costs	2,137	4,684	2,898	7,558
Professional Services	235	—	1,174	—
Pension Settlement	—	158	—	158
Financing Costs	—	3,895	—	4,619
Net Earnings Attributable to Tennant Company - as adjusted	$15,116	$10,616	$20,090	$16,041

Net Earnings (Loss) Attributable to Tennant Company per Share - as reported:
Diluted	$0.69	$(0.15)	$0.88	$(0.37)
Adjustments:
Inventory Step-Up	—	0.25	—	0.25
Restructuring Charge	—	—	—	0.32
Acquisition and Integration Costs	0.12	0.27	0.16	0.44
Professional Services	0.01	—	0.06	—
Pension Settlement	—	0.01	—	0.01
Financing Costs	—	0.22	—	0.26
Adjustment from Impact of Using Diluted Shares	—	(0.02)	—	(0.04)
Net Earnings Attributable to Tennant Company per Share - as adjusted	$0.82	$0.58	$1.10	$0.87

(1)	In determining the tax impact, we applied the statutory rate in effect for each jurisdiction where expenses were incurred and deductible for tax purposes.

(2)	2017 Acquisition Costs were nondeductible for tax purposes.

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Page 12 – Tennant Company Reports 2018 Second Quarter Results

TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In thousands, except per share data)	Three Months Ended		Six Months Ended
	June 30		June 30
	2018	2017	2018	2017

Net Earnings (Loss) Including Noncontrolling Interest - as reported	$12,766	$(2,656)	$16,066	$(6,613)
Adjustments:
Interest Income	(952)	(793)	(1,701)	(877)
Interest Expense	6,005	11,833	11,750	12,627
Income Tax Expense (Benefit)	363	238	1,440	(346)
Depreciation Expense	8,632	6,550	16,340	11,043
Amortization Expense	5,819	3,536	11,657	3,780
Inventory Step-Up	—	6,199	—	6,199
Restructuring Charge	—	—	—	8,018
Acquisition and Integration Costs	2,800	4,684	3,815	7,558
Professional Services	312	—	1,556	—
Pension Settlement	—	205	—	205
Acquisition Related Currency Loss	—	46	—	1,178
Earnings Before Interest, Taxes, Depreciation & Amortization - as adjusted	$35,745	$29,842	$60,923	$42,772
EBITDA Margin - as adjusted	12.2%	11.0%	10.8%	9.3%

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